As filed with the Securities and Exchange Commission on May 31, 2002
                               File No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                        AMLI RESIDENTIAL PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

                  Maryland                                36-3925916
 (State or other jurisdiction of incorporation   Employer Identification No)
 or organization)
                             125 South Wacker Drive
                                   Suite 3100
                             Chicago, Illinois 60606
                    (Address of principal executive offices)

                     AMLI Residential Properties Option Plan
                            (Full title of the plan)

                                 Allan J. Sweet
                        AMLI Residential Properties Trust
                             125 South Wacker Drive
                             Chicago, Illinois 60606
                     (Name and Address of Agent for Service)

                                  312-443-1477
          (Telephone Number, including area code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================

                                                                 Proposed         Proposed
                                                                 Maximum          Maximum
Title of Securities to be                Amount to be           Offering Price    Aggregate              Amount of
        Registered                       Registered/1            Per Share/2     Offering Price/2     Registration Fee
-----------------------------------------------------------------------------------------------------------------------


Common Shares of Beneficial Interest   2,450,000                  $23.273        $57,019,250.36         $5,245.78
($.01 par value) 3                      Shares

=======================================================================================================================


1. Also registered hereby are an indeterminate number of additional Common Shares of Beneficial Interest that may become issuable pursuant to the antidilution provisions of the Option Plan.

2. Pursuant to Rules 457(c) and (h)(1), with respect to 1,569,083 shares, computed on the basis of the average exercise price of currently outstanding options ($22.43), and with respect to the remaining 880,917 shares, computed on the basis of the average of the high and low sale prices of the Registrant's Common Shares on the New York Stock Exchange on May 23, 2002($24,775).

3.   Includes the related preferred share purchase rights.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-08815) of AMLI Residential Properties Trust (the "Company") are incorporated herein by reference. This Registration Statement covers an additional 2,450,000 common shares of beneficial interest, $.01 par value per share, of the Company (the "Common Shares") and related preferred share purchase rights ("Preferred Share Purchase Rights") issuable under the AMLI Residential Properties Option Plan.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporated of documents by reference.

The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the "SEC") are incorporated by reference herein and are deemed to be a part hereof:

         (a)    Form 10-K for the year ended December 31, 2001;

         (b)    Form 10-Q for the quarter ended March 31, 2002; and

         (c) The description of the Common Shares and the related Preferred Share Purchase Rights contained in the Company's registration statements on Form 8-A filed with the SEC on February 2, 1994 and November 12, 1998, respectively.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.
The validity of the issuance of the Common Shares and the related Preferred Share Purchase Rights registered hereunder will be passed upon for the Company by the law firm of Mayer, Brown, Rowe & Maw, Chicago, Illinois. Mayer, Brown, Rowe & Maw has represented and is currently representing the Company and certain of its affiliates.

Item 6.   Indemnification of Trustees and Officers.

As permitted by Maryland law, the Company's declaration of trust provides that a trustee or officer of the Company will not be liable for money damages to the Company or the shareholders for any act or omission in the performance of his or her duties, except to the extent that

         (1)    the person actually received an improper benefit; or

         (2) the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

The Company's officers and trustees are and will be indemnified under the Company's declaration of trust and bylaws and the partnership agreement of AMLI Residential Properties, L.P. ("AMLI L.P.") against certain liabilities. The

Company's declaration of trust requires the Company to indemnify its trustees and officers against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities unless it is established that:

         (1) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

         (2) the trustee or officer actually received an improper personal benefit; or

         (3) in the case of any criminal proceeding, the trustee had reasonable cause to believe that the act or omission was unlawful.

However, the Company may not indemnify for an adverse judgment in a suit by or in the right of the Company. As permitted by Maryland law, the Company's declaration of trust allows the registrant to advance reasonable expenses to a trustee upon the registrant's receipt of

         (1) a written affirmation by the trustee of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company; and

         (2) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Company if it is ultimately determined that the trustee did not meet the standard of conduct.

Additionally, the Company has entered into indemnification agreements with the Company's officers and trustees providing substantially the same scope of coverage afforded by provisions in the Company's declaration of trust.

The partnership agreement of AMLI L.P. also provides for indemnification of the Company and its officers and trustees to the same extent indemnification is provided to officers and trustees of the Company in its declaration of trust. The partnership agreement of AMLI L.P. limits the liability of the Company to AMLI L.P. and its partners to the same extent the liability of the Company's officers and trustees to the Company and its shareholders is limited under the Company's declaration of trust.

Item 7.   Exemption from Registration Claimed.

Not applicable

Item 8.   Exhibits.

See Index to Exhibits.

Item 9.   Undertakings.

A.       Rule 415 Offering.

The undersigned Company hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities
                     Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement

                     (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs A.1.i. and A.1.ii. do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a trustee, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.












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






                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on May 31, 2002.

                        AMLI RESIDENTIAL PROPERTIES TRUST



                       By    /s/ Allan J. Sweet
                             ---------------------------------------------------
                       Name:  Allan J. Sweet
                              Title:   President and Co-Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Gregory T. Mutz, John E. Allen, Allan J. Sweet and Charles C. Kraft, or any one or more of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, to sign a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes and he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.



     Name                                        Title                                    Date


     /s/ Gregory T. Mutz                Chairman of Board of Trustees               May 31, 2002
     --------------------------         (Principal Executive Officer)
     Gregory T. Mutz


     /s/ Robert J. Chapman              Executive Vice President/Chief Financial    May 31, 2002
     --------------------------         Officer (Principal Financial Officer)
     Robert J. Chapman


     /s/ Charles C. Kraft               Senior Vice President and Treasurer         May 31, 2002
     --------------------------         (Principal Accounting Officer)
     Charles C. Kraft


                                       4


     /s/ John E. Allen                  Vice-Chairman of the Board of Trustees      May 31, 2002
     --------------------------
     John E. Allen


     /s/ Allan J. Sweet                 Trustee and President and Co-Chief          May 31, 2002
     --------------------------         Executive Officer
     Allan J. Sweet


     /s/ Philip N. Tague                Trustee and Executive Vice President        May 31, 2002
     Philip N. Tague                    and Co-Chief Executive Officer


     __________________________         Trustee                                     May __, 2002
     Laura D. Gates

     /s/ Marc S. Heilweil               Trustee                                     May 31, 2002
     --------------------------
     Marc S. Heilweil

     /s/ Stephen G. McConahey           Trustee                                     May 31, 2002
     --------------------------
     Stephen G. McConahey

     __________________________         Trustee                                     May __, 2002
     Quintin E. Primo  III

     /s/ John G. Schreiber              Trustee                                     May 31, 2002
     --------------------------
     John G. Schreiber




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




                               INDEX TO EXHIBITS

Exhibit
Number    Description of Document

3.1 Amended and Restated Declaration of Trust of the Company (incorporated by reference to exhibit 3.1 to Registration Statement No. 33-71566)
3.2 Amended and Restated By-laws of the Registrant (incorporated by reference to exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001)
3.3       Articles Supplementary to the Amended and Restated
          Declaration of Trust of the Company classifying shares of beneficial interest in the Company as Series A Cumulative Convertible Preferred Shares of Beneficial Interest
          (incorporated by reference to exhibit 4.9 to the
          Company's Current Report on Form 8-K dated January 30,
          1996)
3.4       Articles Supplementary to the Amended and Restated
          Declaration of Trust of the Company classifying shares of beneficial interest in the Company as Series B Cumulative Convertible Preferred Shares of Beneficial Interest
          (incorporated by reference to exhibit 4 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended March
          31, 1998)
3.5       Articles Supplementary to the Amended and Restated
          Declaration of Trust of the Company classifying unissued
          shares of beneficial interest in the Company as Series C
          Junior Participating Preferred Shares (incorporated by
          reference to exhibit 3.5 to Registration Statement No.
          333-70076)
3.6       Articles Supplementary to the Amended and Restated
          Declaration of Trust of the Company classifying shares of beneficial interest in the Company as Series D Cumulative Convertible Preferred Shares of Beneficial Interest
          (incorporated by reference to exhibit 4.2 to the
          Company's Quarterly Report on Form 10-Q for the quarter
          ended September 30, 2001)
4.1       Form of Common Share Certificate (incorporated by reference to exhibit 4.1 to Registration Statement No. 33-71566)
4.2       Rights Agreement, dated as of November 2, 1998, between
          the Company and Harris Trust and Savings Bank, as Rights
          Agent, including Exhibit A thereto (form of Articles
          Supplementary relating to the Series C Junior
          Participating Preferred Shares) and Exhibit B thereto
          (form of rights certificate) (incorporated by reference
          to exhibit 4 to the Company's Quarterly Report on Form
          10-Q for the quarter ended September 30, 1998)
5         Opinion of Mayer, Brown & Platt
23.1      Consent of KPMG LLP
23.2      Consent of Mayer, Brown & Platt (included in Exhibit 5)
24.1      Power of Attorney (included on signature page)




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